As filed with the Securities and Exchange Commission on September 28, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamas Trust, Inc.
(Exact name of registrant as specified in its charter)
Maryland	47-0934168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
90 Park Avenue
New York, New York 10016
(212) 792-0107
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jason T. Serrano
Chief Executive Officer
Adamas Trust, Inc.
90 Park Avenue
New York, New York 10016
(212) 792-0107
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher C. Green, Esq.
Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue, Suite 500 West
Washington, DC 20037
(202) 639-6500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Adamas Trust, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
We may offer and sell, from time to time, in one or more offerings, the common stock, preferred stock, debt securities and warrants described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our shares of common stock, par value $0.01 per share, are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ADAM.” The last reported sale price of our common stock on Nasdaq on September 25, 2026 was $8.14 per share. Our shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series D Preferred Stock, are listed on Nasdaq under the symbol “ADAMN.” The last reported sale price of our Series D Preferred Stock on Nasdaq on September 25, 2026 was $24.49 per share. Our shares of 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series E Preferred Stock, are listed on Nasdaq under the symbol “ADAMM.” The last reported sale price of our Series E Preferred Stock on Nasdaq on September 25, 2026 was $25.61 per share. Our shares of 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series F Preferred Stock, are listed on Nasdaq under the symbol “ADAML.” The last reported sale price of our Series F Preferred Stock on Nasdaq on September 25, 2026 was $25.07 per share. Our shares of 7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series G Preferred Stock, are listed on Nasdaq under the symbol “ADAMZ.” The last reported sale price of our Series G Preferred Stock on Nasdaq on September 25, 2026 was $17.82 per share. Our 9.125% Senior Notes due 2029, referred to as our 2029 Notes, are listed on Nasdaq under the symbol “ADAMI.” The last reported sale price of our 2029 Notes on Nasdaq on September 25, 2026 was $25.01 per note. Our 9.125% Senior Notes due 2030, referred to as our 2030 Notes, are listed on Nasdaq under the symbol “ADAMG.” The last reported sale price of our 2030 Notes on Nasdaq on September 25, 2026 was $25.00 per note. Our 9.875% Senior Notes due 2030, referred to as our 9.875% Notes, are listed on Nasdaq under the symbol “ADAMH.” The last reported sale price of our 9.875% Notes on Nasdaq on September 25, 2026 was $25.10 per note. Our 9.250% Senior Notes due 2031, referred to as our 9.250% Notes, are listed on Nasdaq under the symbol “ADAMO.” The last reported sale price of our 9.250% Notes on Nasdaq on September 25, 2026 was $24.70 per note. Our 9.600% Senior Notes due 2031, referred to as our 9.600% Notes, are listed on Nasdaq under the symbol “ADAMK.” The last reported sale price of our 9.600% Notes on Nasdaq on September 25, 2026 was $25.05 per note.
We elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2004. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock and no more than 9.9% in value of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Description of Preferred Stock — Restrictions on Ownership and Transfer; Change of Control Provisions.”
Investing in our securities involves substantial risks. You should carefully read and consider the information under “Risk Factors” on page 6 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, and any prospectus supplement before making a decision to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 28, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (“SEC”). Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock, debt securities and warrants in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in or incorporated by reference into this prospectus. Before you buy any of our securities, you should carefully read both this prospectus, any accompanying prospectus supplement and the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement together with additional information described under the headings “Incorporation by Reference of Information Filed with the SEC” and “Where You Can Find More Information.”
The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, we refer to Adamas Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, as “we,” “us,” “the Company,” “our company” or “our,” unless we specifically state otherwise or the context indicates otherwise, and refer to our wholly-owned taxable REIT subsidiaries as “TRSs.” In addition, the following defines certain of the commonly used terms in this prospectus.
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“ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans;

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“Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”);

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“business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants;

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“CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans;

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“CME” refers to the Chicago Mercantile Exchange;

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“excess mortgage servicing spread” or “excess MSR” refers to the difference between the contractual servicing fee with Fannie Mae, Freddie Mac or Ginnie Mae and the base servicing fee that is retained as compensation for servicing or subservicing the related mortgage loans pursuant to the applicable servicing contract;
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“IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans;

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“MSRs” refers to mortgage servicing rights that represent the contractual right to service residential loans;

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“non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE;

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“POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans;

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“RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate or fixed-rate residential loans;

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“SOFR” refers to the Secured Overnight Financing Rate; and

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“Three-Month Term SOFR” refers to the forward-looking term rate based on SOFR published by the Federal Reserve Bank of New York, or any successor thereto, for a tenor of three months.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus and in any accompanying prospectus supplement and in the documents incorporated herein and therein by reference, in future filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms, or references to strategies, plans or intentions are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.
Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation:
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changes in our business and investment strategy;

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inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets;

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changes in credit spreads;

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changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae;

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general volatility of the markets in which we invest;

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changes in prepayment rates on the loans we own or that underlie our investment securities;

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increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets;

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our ability to identify and acquire our targeted assets, including assets in our investment pipeline;

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our ability to dispose of assets from time to time on terms favorable to us;

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changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof;

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changes in our relationships with and/or the performance of our operating partners;

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our ability to predict and control costs;

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changes in laws, regulations or policies affecting our business;

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our ability to make distributions to our stockholders in the future;

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our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

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our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

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impairments and declines in the value of the collateral underlying our investments;

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our ability to effectively integrate Constructive Loans, LLC (“Constructive”) into our Company and the risks associated with the ongoing operation thereof;

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our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks;

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our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and

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risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest.

These and other risks, uncertainties and factors identified, or incorporated by reference in this prospectus, including but not limited to, those described in Item 1A of our most recently filed Annual Report on Form 10-K, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act and in the other documents incorporated by reference in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. See “Risk Factors” below. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
General
We are an internally-managed REIT for U.S. federal income tax purposes focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS. Through our wholly-owned subsidiary, Constructive, we also originate business purpose loans for residential real estate investors.
As of the date of this prospectus, our targeted assets include (i) Agency RMBS, (ii) residential loans, including business purpose loans, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets, as well as strategic investments in companies from which we may now or in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, preferred equity and joint venture equity investments in multi-family properties, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses.
We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2004 and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), with respect thereto. Accordingly, we do not expect to be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income, distribution and ownership tests and record keeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we expect to be subject to some U.S. federal, state and local taxes on our income generated in our TRSs.
Corporate Offices
We are a Maryland corporation that was formed in 2003. Our principal executive offices are located at 90 Park Avenue, New York, New York 10016, and our telephone number is (212) 792-0107. Our website address is www.AdamasREIT.com. Our website and the information contained at or connected to our website do not, and should not be interpreted to, constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained in or incorporated by reference into this prospectus, including the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus. For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use for new investments in accordance with our investment strategy in place at such time, to repay indebtedness, to redeem or repurchase our outstanding securities or for other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock, debt securities and warrants that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 200,000,000 shares of common stock, $0.01 par value per share. As of September 23, 2026, 90,304,746 shares of our common stock were issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter also provides that a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without stockholder approval.
Voting Rights of Common Stock
Except as provided with respect to any other class or series of shares of our stock and subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of stock entitled to vote thereon can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless it is declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence, except for certain charter amendments related to the amendment of our charter, the removal of our directors, the classification and issuance of common and preferred stock and the restrictions on transfer and ownership of shares.
Dividends, Liquidation and Other Rights
All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.
Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the restrictions on transfer and ownership of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Power to Issue Additional Shares of Common Stock
Our charter also provides that a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to reclassify any unissued shares of our common stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of holders of our common stock.
Restrictions on Ownership and Transfer
In order to qualify as a REIT for U.S. federal income tax purposes, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. In addition, if certain “disqualified organizations” hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool (“TMP”). In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit (“REMIC”).
To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors is permitted under our charter to increase or decrease the common stock ownership limit and the aggregate stock ownership limit from time to time, and to waive these ownership limits (prospectively or retroactively) on a case by case basis so long as the waiver will not allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding capital stock or otherwise cause us to fail to comply with applicable REIT ownership requirements under the Code. Our charter prohibits the following “disqualified organizations” from owning our stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Code and any rural electrical or telephone cooperative.
Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held in the last half of the taxable year) and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, our board of directors will grant an exemption to any person only if it obtains such representations, covenants and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service (the “IRS”), or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void ab initio. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be appointed by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid to a prohibited owner before our discovery that shares of stock have been transferred to the trustee will be paid by the prohibited owner to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:
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rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

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recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.
Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we, or our designee, buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:
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the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

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the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:
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such shares will be deemed to have been sold on behalf of the charitable trust; and

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to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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the market price on the date we, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.
All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
Every holder of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each beneficial or constructive owner of our capital stock (including the stockholder of record) shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and ensure compliance with our ownership limits.
Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter authorizes our board of directors to issue 200,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders. As of September 23, 2026, 6,147,274 shares of our 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series D Preferred Stock”), 7,456,749 shares of our 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series E Preferred Stock”), 5,804,794 shares of our 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series F Preferred Stock”) and 2,976,857 shares of our 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share (our “Series G Preferred Stock”), were issued and outstanding.
Power to Issue Additional Shares of Preferred Stock
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our preferred stock or otherwise be in the best interest of holders of our preferred stock.
Terms
All of our outstanding shares of preferred stock are, and shares of any new class or series of preferred stock when issued will be, duly authorized, fully paid and nonassessable.
Articles supplementary that will become part of our charter will reflect the specific terms of any new class or series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
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the title and stated value;

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the number of shares, liquidation preference and offering price;

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the dividend rate, dividend periods and payment dates;

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the date on which dividends begin to accrue or accumulate;

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any auction and remarketing procedures;

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any retirement or sinking fund requirement;

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the price and the terms and conditions of any redemption right;

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any listing on any securities exchange;

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the price and the terms and conditions of any conversion or exchange right;

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any voting rights;

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the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

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any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

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any limitations or restrictions on direct or beneficial ownership and restrictions on transfer; and

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any other specific terms, preferences, rights, limitations or restrictions.

Series D Preferred Stock
Our Series D Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series D Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series D Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series D Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 8.00% on the $25.00 per share liquidation preference, equivalent to an annual amount of $2.00 per share per year to, but excluding, October 15, 2027 and (ii) at a floating rate equal to three-month LIBOR as calculated on each dividend determination date plus a spread of 5.695% per annum of the $25.00 per share liquidation preference from and including October 15, 2027. We believe that CME Three-Month Term SOFR plus the applicable tenor spread adjustment of 0.26161% per annum will automatically replace three-month LIBOR as the reference rate for calculations of the dividend rate payable on the Series D Preferred Stock for dividend periods from and after October 15, 2027.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series D Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series D Preferred Stock are not redeemable by us prior to October 15, 2027, except in certain limited circumstances. On and after October 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D

Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series D Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.
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Voting Rights.   Holders of our Series D Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series D Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series D Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series D Preferred Stock in the election referred to below, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series D Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series D Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series D Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series D Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series D Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on October 10, 2017. See “Where You Can Obtain More Information.”
Series E Preferred Stock
Our Series E Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series E Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series E Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series E Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series E Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 7.875% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.96875 per share per year to, but excluding, January 15, 2025 and (ii) at a floating rate equal to three-month LIBOR as calculated on each dividend determination date plus a spread of 6.429% per annum of the $25.00 per share liquidation preference from and including January 15, 2025. Effective January 15, 2025, in accordance with the terms of the Series E Preferred Stock, it was determined that LIBOR had been discontinued and that the Term SOFR for a three month tenor published by the CME plus a credit spread adjustment of 0.26161% (“Credit Adjusted Term SOFR”) was the successor base rate for the Series E Preferred Stock. Following such determination, from and including January 15, 2025, dividends on the Series E Preferred Stock began to accrue at a percentage of the $25.00 liquidation preference equal to the Credit Adjusted Term SOFR as calculated on each dividend determination date plus a spread of 6.429% per annum.
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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series E Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series E Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series E Preferred Stock were not redeemable by us prior to January 15, 2025, except in certain limited circumstances. On and after January 15, 2025, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series E Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

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Voting Rights.   Holders of our Series E Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series E Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series E Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series E Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series E Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series E Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series E Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series E Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series E Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series E Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series E Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on October 15, 2019. See “Where You Can Obtain More Information.”

Series F Preferred Stock
Our Series F Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series F Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series F Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series F Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series F Preferred Stock accrue cumulative cash dividends at (i) a fixed annual rate of 6.875% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.71875 per share per year to, but excluding, October 15, 2026 and (ii) at a floating rate equal to a benchmark rate, which is expected to be the Three-Month Term SOFR, plus a spread of 6.130% per annum of the $25.00 per share liquidation preference from and including October 15, 2026.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series F Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series F Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series F Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series F Preferred Stock are not redeemable by us prior to October 15, 2026, except in certain limited circumstances. On and after October 15, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series F Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

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Voting Rights.   Holders of our Series F Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series F Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series F Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series F Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series F Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series F Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series F Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series F Preferred Stock or to take certain other actions.
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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series F Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series F Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series F Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on July 6, 2021. See “Where You Can Obtain More Information.”
Series G Preferred Stock
Our Series G Preferred Stock generally provides for the following rights, preferences and obligations:
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Ranking.   Our Series G Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

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senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

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on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series G Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series G Preferred Stock with respect to rights to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and

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effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

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Dividend Rights.   Shares of our Series G Preferred Stock accrue cumulative cash dividends at a fixed annual rate of 7.000% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.75 per share per year.

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Liquidation Rights.   In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series G Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series G Preferred Stock as to liquidation rights.

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Redemption Provisions.   Shares of our Series G Preferred Stock are not redeemable by us prior to January 15, 2027, except in certain limited circumstances. On and after January 15, 2027, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series G Preferred

Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Shares of our Series G Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.
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Voting Rights.   Holders of our Series G Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series G Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series G Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series G Preferred Stock in the election referred to below, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series G Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series G Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, is required for us (a) to authorize or create or issue shares of any class or series of stock ranking senior to our Series G Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend, alter or repeal any provision of our charter, whether by merger or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series G Preferred Stock or to take certain other actions.

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Conversion and Preemptive Rights.   Except in connection with certain changes in control of our company, shares of our Series G Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series G Preferred Stock have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series G Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on November 23, 2021. See “Where You Can Obtain More Information.”
Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed above under “Description of Common Stock — Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of a series of our preferred stock may also contain additional provisions restricting the ownership and transfer of such series. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”
Transfer Agent
The transfer agent and registrar for each series of our preferred stock will be Equiniti Trust Company, LLC unless a different transfer agent is named in the applicable prospectus supplement. The transfer agent and registrar for our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, “Debt Securities” refers to those unsecured general obligations issued by us pursuant to this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. We will issue senior Debt Securities under the indenture, dated January 23, 2017, between us and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (the “Debt Securities Indenture”), which is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, Debt Securities that will be our subordinated obligations will be issued under a separate Debt Securities Indenture in the form of an open-ended Indenture (for [Subordinated] Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities (the “Subordinated Debt Securities Indenture”). The form of Subordinated Debt Securities Indenture is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Our Debt Securities Indenture is, and any supplement thereto will be, qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and any Subordinated Debt Securities Indenture that we enter into with respect to Subordinated Debt Securities will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The Subordinated Debt Securities Indenture will be substantially identical to the Debt Securities Indenture, except for provisions relating to Subordination. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements and certain other structured finance instruments. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including repurchase agreements, financing and the capital markets. Holders of our Debt

Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.
Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:
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the title of the Debt Securities;

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any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

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the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

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the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

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the date from which the interest will accrue;

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the dates on which we will pay interest;

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to whom the interest is payable, if other than the registered holder;

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our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

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the record date for any interest payable on any interest payment date;

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the place where:

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the principal of, premium, if any, and interest on the Debt Securities will be payable;

•
you may register the transfer of the Debt Securities;

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you may exchange the Debt Securities; and

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you may serve notices and demands upon us regarding the Debt Securities;

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the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

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the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

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the currency, if other than U.S. currency, in which payments on the Debt Securities will be payable;

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the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of our company’s indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

•
if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

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if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

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the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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whether we are issuing Debt Securities as global securities, and if so:

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the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

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the depositary for the global securities; and

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the form of legend to be set forth on the global securities;

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whether we are issuing the Debt Securities as bearer certificates;

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any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

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any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

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if appropriate, the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.
Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material U.S. federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:
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there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

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any Senior Indebtedness is not paid when due;

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any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•
the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.
Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all:
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obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

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for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

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for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

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indebtedness evidenced by bonds, debentures, notes or other similar instruments;

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obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

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obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

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obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

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obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.
Form, Exchange and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.
The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
We will not be required to issue, register the transfer of, or exchange any:
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Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

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Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:
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that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•
that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:
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the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

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is organized and validly existing under the laws of any domestic jurisdiction; and

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expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

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immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

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we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the applicable Debt Securities Indenture.
Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
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failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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failure to pay principal or premium, if any, when due on any Debt Security of that series;

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failure to make any required sinking fund payment when due on any Debt Securities of that series;

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breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•
certain events of bankruptcy, insolvency or reorganization; and

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any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the applicable Debt Securities Indenture.
An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
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we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

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all overdue interest on all Debt Securities of the particular series;

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the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

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interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

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all amounts due to the Debt Securities Trustee under the applicable Debt Securities Indenture; and

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any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
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the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

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the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
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to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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to add any additional events of default;

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to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

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to provide collateral security for the Debt Securities;

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to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

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to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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to change any place where:

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the principal of and any premium and interest on any Debt Securities are payable;

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any Debt Securities may be surrendered for registration of transfer or exchange; or

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notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
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compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the applicable Debt Securities Indenture); and

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any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
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may not, without the consent of the holder of each outstanding Debt Security affected:

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change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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reduce any premium payable upon the redemption of the Debt Securities;

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reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•
may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
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changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

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modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation. Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the U.S., entitled to the benefit of full faith and credit of the U.S., and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.
Governing Law
The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Warrants may be issued independently or together with any other securities offered by this prospectus and any applicable prospectus supplement and may be attached to or separate from such other securities.
Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
•
the offering price;

•
the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;

•
the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

•
the date on and after which such warrants and any related securities will be transferable separately;

•
the number of shares of preferred stock or common stock purchasable upon exercise of each of such warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

•
the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

•
a discussion of the material U.S. federal income tax considerations applicable to the warrants; and

•
any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company.
If warrants for the purchase of shares of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the warrants are exercisable as described under “Description of Preferred Stock.”

GLOBAL SECURITIES
We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:
•
will not be entitled to have the global security or any securities represented by it registered in their names;

•
will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•
will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
•
the depositary, with respect to participants’ interests; or

•
any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:
•
us or our affiliates;

•
the trustee under any indenture; or

•
any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Number of Directors; Vacancies
Our charter and bylaws provide that the number of our directors may only be increased or decreased by a vote of a majority of the members of our entire board of directors. Our board of directors is currently comprised of seven directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.
Removal of Directors
Subject to the rights of holders of our preferred stock to elect or remove directors, our charter provides that a director may be removed at any time upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Amendment to the Charter
Generally, our charter may be amended only by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) removal of directors, (2) the power of our board of directors to classify and cause us to issue additional shares of common and preferred stock, (3) except as set forth in the sentence immediately below, the restrictions on transfer and ownership and (4) the provisions setting forth the vote requirement to amend the sections discussed in clauses (1), (2) and (3), may only be amended by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter. In addition, our board of directors may from time to time increase or decrease the common stock ownership limit and the aggregate stock ownership limit without stockholder approval.
Dissolution
Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Business Combinations
Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified under Maryland law, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. Maryland law defines an interested stockholder as:
•
any person or entity who beneficially owns, directly or indirectly, 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us. There is no assurance that our board of directors will not amend or repeal this resolution in the future.
Control Share Acquisitions
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person, directly or indirectly, to exercise or direct the exercise of the voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.
If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if any meeting of stockholders is held at which the voting rights of the shares were considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.
Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.
Limitation of Liability and Indemnification
Maryland law permits a corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:
•
actual receipt of an improper benefit or profit in money, property or services; or

•
a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, member, manager, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit of money, property or services; or

•
in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses.
Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.
In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•
there has been an adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•
all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Meetings of Stockholders
Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer and our president. Further, our secretary is required to call a special meeting of stockholders upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•
pursuant to our notice of the meeting;

•
by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of the giving of notice by the stockholder and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:
•
by our board of directors; or

•
provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of the provision of notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:
•
a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year;

•
a director may be removed only by a two-thirds vote of the stockholders;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock entitled to vote at the meeting.

Pursuant to our charter, we have elected to be subject to the provisions of Subtitle 8 requiring vacancies on our board may be filled only by the remaining directors, even if such directors are less than a quorum, and for the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships and (c) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock entitled to vote at the meeting. Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.
The business combination and control share acquisition provisions of Maryland law (if the applicable resolution of our board of directors is repealed or the provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors’ ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:
•
insurance companies;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•
financial institutions or broker-dealers;

•
non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•
U.S. expatriates;

•
persons who mark-to-market our securities;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs;

•
trusts and estates;

•
holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•
persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•
persons holding our securities through a partnership or similar pass-through entity for U.S. federal income tax purposes.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our short taxable year ended December 31, 2004. We believe that we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT. These laws are highly technical and complex.
In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion that we qualified to be taxed as a REIT for our taxable years ended December 31, 2004 through December 31, 2025, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2026 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT “savings” provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify”.
As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by our TRSs will be subject to regular U.S. federal corporate income tax. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal income tax in the following circumstances:
•
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We will pay income tax at the highest U.S. federal corporate income tax rate on: (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), that we hold primarily for sale to customers in the ordinary course of business and have elected to treat as foreclosure property and (2) other nonqualifying income from foreclosure property. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property is generally defined as property a REIT acquires through foreclosure or after a default on a loan secured by the property or a lease of the property and which it elects to treat as foreclosure property.

•
We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•
If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate income tax rate then applicable to U.S. corporations (currently 21%) and the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•
If we fail to distribute during a calendar year at least the sum of:

•
85% of our REIT ordinary income for the year,

•
95% of our REIT capital gain net income for the year, and

•
any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess, if any, of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax with respect to certain transactions with our TRSs if such transactions do not reflect arm’s-length terms.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•
the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
If we own a residual interest in a REMIC, we will be taxable at the highest U.S. federal corporate income tax rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Although the law is not entirely clear, the IRS has taken the position that similar rules may apply if we own an equity interest in a TMP. To the extent that we own a REMIC residual interest or an equity interest in a TMP through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Requirements for Qualification — Organizational Requirements — Taxable Mortgage Pools.” A “disqualified organization” includes:

•
the United States;

•
any state or political subdivision of the United States;

•
any foreign government;

•
any international organization;

•
any agency or instrumentality of any of the foregoing;

•
any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•
any rural electrical or telephone cooperative.

For this reason, our charter prohibits disqualified organizations from owning our stock.
•
Taxable income generated by our TRSs will be subject to U.S. federal corporate income tax.

Requirements for Qualification
Organizational Requirements
A REIT is a corporation, trust, or association that meets each of the following requirements:
(1)
It is managed by one or more trustees or directors.

(2)
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

(3)
It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code.

(4)
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

(5)
At least 100 persons are beneficial owners of its shares or ownership certificates.

(6)
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, or by application of certain attribution rules, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

(7)
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8)
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

(9)
It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

(10)
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in “Description of Common Stock — Restrictions on Ownership and Transfer.”
Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We own, and may acquire in the future, limited partner or non-managing member interests in partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries.   A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.
A TRS will pay income tax at regular U.S. federal corporate income tax rates on any income that it earns. To the extent that a TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by a TRS, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from the TRS, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.
In addition, certain provisions of the Code limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of U.S. federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to its parent REIT. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We believe that all transactions between us and our TRSs have been and will be conducted on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.
Subsidiary REITs.   We have formed, and may in the future form, or acquire equity in, entities which have elected or will elect to be taxed as REITs. Each of these entities must meet all of the REIT qualification tests discussed herein. Each of them also may be subject to tax on certain of its income as described therein. We currently have one subsidiary REIT, and we believe that our subsidiary REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. However, if our subsidiary REIT were to fail to qualify as a REIT, then (i) such subsidiary REIT would become subject to regular U.S. federal corporate income tax (as described in “ — Failure to Qualify”) and (ii) our ownership of stock in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Requirements for Qualification — Asset Tests.” If our subsidiary REIT were to fail to qualify as a REIT, it is possible that we may not meet the 10% vote test or the 10% value test with respect to our interest in such subsidiary REIT, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We have made a protective TRS election with respect to our subsidiary REIT. If the IRS respects our protective TRS election with respect to such subsidiary REIT, the failure of such subsidiary REIT to qualify as a REIT would only cause us to fail to qualify as a REIT to the extent that the total value of our interests in TRSs (including the subsidiary REIT) represent more than 25% of our assets. See “ — Asset Tests.”
Taxable Mortgage Pools.   An entity, or a portion of an entity, may be classified as a TMP under the Code if:
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substantially all of its assets consist of debt obligations or interests in debt obligations;

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more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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the entity has issued debt obligations that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary, that is a TMP. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to U.S. federal corporate income tax, and the TMP classification does not affect the tax status of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a TMP.
If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income: (i) would not be allowed to be offset by any net operating losses (“NOLs”) otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply) to the extent allocable to most types of foreign stockholders. IRS guidance indicates that any excess inclusion income of ours will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest U.S. federal corporate income tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations.” To the extent that our stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest U.S. federal corporate income tax rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations. See “— Taxation of Our Company” for a discussion of “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest U.S. federal corporate income tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with NOLs, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.
If we were to own less than 100% of the ownership interests in an entity that is classified as a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for U.S. federal income tax purposes, and its income would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not own, and currently do not intend to own some, but less than all, of the ownership interests in an entity that is or will become a TMP, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Our subsidiary REIT currently owns a 100% interest in a TMP. The ownership of our subsidiary REIT is structured such that no excess inclusion income should be allocated to the Company or its stockholders; rather the tax liability on the related excess inclusion income is to be borne by a TRS of the Company. We will indirectly bear such tax economically as the shareholder of such TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property, or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets, other than:

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property held primarily for sale to customers in the ordinary course of business; and

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debt instruments issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property;

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income derived from the operation of, and gain derived from the sale of, foreclosure property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of gross receipts or gross sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.
Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. In general, under applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of (i) the date we agreed to acquire or originate the loan or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See “— Asset Tests” below. In the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.
As of the date of this prospectus, our targeted investments include (i) residential loans, including business purpose loans, (ii) Agency RMBS, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses. We expect that the majority of the Agency RMBS, non-Agency RMBS and CMBS in which we invest will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that substantially all interest income (other than income from embedded derivatives) will be qualifying income for the 95% gross income test. In the case of investments treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property, as discussed above. In the case of investments treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest rate swap or cap contracts or other derivative instruments that could produce some non-qualifying income for the holder of the REMIC regular interests. However, to the extent that we hold Agency RMBS, non-Agency RMBS or CMBS that do not represent interests in a grantor trust or REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT and we may invest in such assets through our TRSs.
Certain of the terms of our mortgage loans may in the future be modified to avoid foreclosure actions and for other reasons. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

We own, and in the future may acquire, mortgage loans that were acquired at a discount to their outstanding principal balance. Revenue Procedure 2014-51 provides that that the IRS will treat mortgage loans that are acquired at a discount to their outstanding principal balance and acquired by a REIT that are secured by real property and other property as producing in part nonqualifying income for the 75% gross income test. Specifically, Revenue Procedure 2014-51 indicates that interest income on a mortgage loan that is acquired at a discount to its outstanding principal balance will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a mortgage loan that was acquired at a discount to its outstanding principal balance typically exceeds the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have invested, and in the future will invest, in mortgage loans that we acquire at a discount to their outstanding principal balance in a manner that is consistent with maintaining our qualification as a REIT.
We have owned, and in the future may originate or acquire, mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset Tests” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.
We may invest in excess MSRs. The IRS has issued private letter rulings to other REITs holding that excess MSRs produce qualifying income for purposes of the 75% gross income test. Any income that is qualifying income for the 75% gross income test is also qualifying income for the 95% gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Based on the analysis in those private letter rulings and other IRS guidance regarding excess MSRs, we generally intend to treat our investments in excess MSRs as producing qualifying income for purposes of both the 75% and 95% gross income tests to the extent the underlying mortgage loans produce qualifying income for purposes of those tests, as described above. However, we do not intend to seek our own private letter ruling. Thus, the IRS could take the position that our excess MSRs do not produce qualifying income, presumably by treating a portion of the income we receive from an excess MSR as reasonable compensation for servicing the underlying mortgage loans. A successful challenge of our treatment of our excess MSRs could result in our being treated as failing the 75% gross income test and/or the 95% gross income test. If we failed either of those tests but qualified for a “savings” provision described under “— Failure to Satisfy Gross Income Tests,” we would be required to pay a penalty tax, which could be material, in order to maintain our REIT qualification. If we did not qualify for that “savings” provision, we would fail to qualify as a REIT. See “— Failure to Qualify.”

We have purchased, and may purchase in the future, Agency RMBS through “to be announced” forward contracts (“TBAs”), and we may recognize income or gains on the disposition of those TBAs, through “dollar roll” transactions or otherwise. There is no direct authority with respect to the qualification of gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. However, we intend to treat income and gains from our TBAs as qualifying income for purposes of the 75% gross income test, based on a legal opinion of Vinson & Elkins L.L.P. substantially to the effect that any gain recognized in connection with the settlement of our TBAs, whether physically settled or settled by an offsetting TBA, should be qualifying income for purposes of the 75% gross income test. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion. In addition, it must be emphasized that Vinson & Elkins L.L.P.’s opinion is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such income is not qualifying income. If the IRS were to successfully challenge Vinson & Elkins L.L.P.’s opinion, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs. See “— Failure to Satisfy Gross Income Tests” and “— Failure to Qualify.”
The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Dividends.   Our share of any dividends received from any corporation (including our TRSs, but excluding our subsidiary REIT and any other REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from our subsidiary REIT and any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
Fee Income.   Fee income generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.
Foreign Currency Gain.   Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Rents from Real Property.   We hold a small portfolio of residential real property. In addition, we own, and in the future may acquire, interests in limited partnerships and limited liability companies that own apartment buildings. Rents we receive with respect to real property or an interest therein will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:
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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or gross sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

Hedging Transactions.   From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
If we have entered into a qualifying hedging transaction as described above, referred to as an original hedge, and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the original hedging transaction, referred to as a counteracting hedge, income from the original hedge and income from the counteracting hedge (including gain from the disposition of the original hedge and the counteracting hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.
Foreclosure Property.   We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, net of expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Although we have not made any foreclosure property elections, we may do so in the future.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

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our failure to meet such tests was due to reasonable cause and not due to willful neglect; and

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following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables, certain money market funds, and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

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interests in mortgage loans secured by real property;

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stock in other REITs and debt instruments of “publicly offered REITs”;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term (a “temporary investment of new capital”); and

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regular or residual interests in a REMIC, provided that, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.
Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
Finally, no more than 25% of the value of our total assets may be represented by debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property or representing a temporary investment of new capital.
For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term “securities” does not include stock in another REIT, debt of a “publicly offered REIT,” equity or debt securities of a qualified REIT subsidiary or TRS of ours, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

The asset tests described above are based on our gross assets.
As of the date of this prospectus, our targeted investments include (i) residential loans, including business purpose loans, (ii) Agency RMBS, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets and strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Subject to maintaining our qualification as a REIT and the maintenance of our exclusion from registration as an investment company under the Investment Company Act, we also may opportunistically acquire and manage various other types of mortgage-, residential housing- and other credit-related or alternative investments that we believe will compensate us appropriately for the risks associated with them, including, without limitation, CMBS, collateralized mortgage obligations, MSRs, excess mortgage servicing spreads, securities issued by newly originated securitizations, including credit sensitive securities from these securitizations, ABS and debt or equity investments in alternative assets or businesses. We expect that the majority of the Agency RMBS, non-Agency RMBS and CMBS in which we invest will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of investments treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our investments treated as interests in grantor trusts will qualify as real estate assets.
Any interests that we hold in a REMIC will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC will qualify for purposes of the REIT asset tests.

To the extent that we hold Agency RMBS, non-Agency RMBS or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. We may hold such investments through our TRSs.
As discussed above under “— Gross Income Tests,” we own residential loans, including residential mortgage loans that we acquired at a discount to their outstanding principal balance, and have in the past and may in the future originate mezzanine loans. In general, under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% vote test or 10% value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the loan on the date of the relevant quarterly REIT asset test; or (ii) the greater of (a) the current fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset test or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. We will invest in mortgage loans that we acquire at a discount to their outstanding principal balance in a manner consistent with maintaining our qualification as a REIT.
As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test, the 10% vote test, and the 10% value test). See “— Requirements for Qualification — Gross Income Tests.” Although our mezzanine loans typically do not meet all of the requirements for reliance on that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote test and the 10% value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.
As discussed above under “— Gross Income Tests,” we may invest in excess MSRs. The IRS has issued private letter rulings to other REITs holding that excess MSRs are qualifying assets for purposes of the 75% asset test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Based on the analysis in those private letter rulings and other IRS guidance regarding excess MSRs, we generally intend to treat our investments in excess MSRs as qualifying assets for purposes of the 75% asset test to the extent the underlying mortgage loans are qualifying for purposes of such test. However, we do not intend to seek our own private letter ruling. A successful challenge of our treatment of our excess MSRs could result in our being treated as failing the 75% asset test. If we failed such test but qualified for a “savings” provision described below, we would be required to pay a penalty tax, which could be material, in order to maintain our REIT qualification. If we did not qualify for that “savings” provision, we would fail to qualify as a REIT. See “— Failure to Qualify.”
Also as discussed above, we have purchased, and may purchase in the future, Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or government securities for purposes of the 75% asset test. However, we intend to treat our TBAs as qualifying assets for purposes of the 75% asset test based on a legal opinion of Vinson & Elkins L.L.P. substantially to the effect that our TBAs should be qualifying assets for purposes of the 75% asset test to the extent of the net positive value, if any, of the TBA. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinion. In addition, it must be emphasized that Vinson & Elkins L.L.P.’s opinion is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such assets are not qualifying assets. If the IRS were to successfully challenge Vinson & Elkins L.L.P.’s opinion, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs. See “— Failure to Qualify.”

We have entered into sale and repurchase agreements under which we nominally sold certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we are treated for REIT asset and income test purposes as the owner of the assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own such assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT status so long as (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (ii) file a description of the assets that caused such failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 21% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We currently believe that our assets satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans we hold through our securitization trusts, our mezzanine loans and the mortgage loans that support our Agency RMBS, non-Agency RMBS, and CMBS investments. Moreover, the values of some assets may not be susceptible to a precise determination. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess, if any, of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

To the extent we are not a “publicly offered REIT,” in order for distributions to be counted towards our distribution requirement, and to provide us with a tax deduction, such distributions must not have been “preferential dividends.” A distribution is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among the different classes of shares as set forth in our organizational documents. We currently are, and expect to continue to be, a “publicly offered REIT.”
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
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Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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We may acquire investments that will be treated as having “market discount” for U.S. federal income tax purposes, because the investments will be debt instruments that we acquire for an amount less than their principal amount. Under the U.S. federal income tax rules applicable to market discount and our elections under those rules, we are required to recognize market discount as ordinary income as it accrues. The recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

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We are required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements, which may require the accrual of income with respect to our debt instruments or mortgage-backed securities, including original issue discount and market discount, earlier than would be the case under the general tax rules.

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We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

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We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

In addition, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, deductions for depreciation, amortization or depletion or NOLs. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a “real property trade or business.” However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30% limitation on the deductibility of interest because interest expense still may be fully deducted to the extent of interest income. Any disallowed interest expense may be carried forward indefinitely (subject to special rules for partnerships).
In addition, any NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carry forward (but not carry back) NOLs.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur U.S. federal corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.
Under certain circumstances, taxable distributions of our stock or debt securities may entitle us to a dividends paid deduction and count toward satisfaction of the 90% distribution test. The IRS has issued Revenue Procedure 2017-45, authorizing elective cash/stock dividends to be made by publicly offered REITs. Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholder may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Stockholders
The term “U.S. stockholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.
As long as we qualify as a REIT, a taxable U.S. stockholder must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91‑day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below.
A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income and the maximum tax rate on REIT dividend income, which are currently 37.0% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As discussed above, our ordinary REIT dividends are taxed at an effective 29.6% rate. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year.
A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less.
U.S. stockholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any NOLs otherwise available to the stockholder. As discussed above, the ownership of our subsidiary REIT is structured such that no excess inclusion income should be allocated to the Company or its stockholders and should be borne instead by a TRS of ours.
The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration are treated as paid with respect to such year.
Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Capital Stock
In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. stockholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of capital stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. stockholder purchases substantially identical capital stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of our preferred stock into common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges our common stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders On a Redemption of Preferred Stock
In general, a redemption of any preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “— Taxation of U.S. Stockholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:
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is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock;

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results in a “complete termination” of the U.S. stockholder’s interest in all classes of our stock; or

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is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “— Taxation of Taxable U.S. Stockholders” above. In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion would be allocated to all stock of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share would first reduce the redeemed holder’s basis in that share and any excess after the basis was reduced to zero would result in taxable gain. If the redeemed holder had different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.
The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our capital stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
FATCA Withholding
Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Taxation of Tax-Exempt U.S. Holders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject, however, to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, any dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See “— Requirements for Qualification — Taxable Mortgage Pools.” However, we currently expect to avoid generating excess inclusion income for our stockholders. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our stock; or

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A group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local, and foreign tax consequences of owning our capital stock.
Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a beneficial owner of our capital stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, foreign, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.
Distributions
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax.
However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such distribution is attributable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us,

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the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

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the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (discussed below).

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year; however, we currently expect to avoid generating excess inclusion income for our stockholders.
A non-U.S. stockholder will not incur U.S. income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that capital stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and stock in a domestic corporation if the value of such corporation’s USRPIs is at least 50% of the total value of its USRPIs, interests in real property located outside the United States, and any other assets held for use in a trade or business (such corporation, a “United States real property holding corporation” or “USRPHC”). We do not expect to make significant distributions that are attributable to gain from our sale or exchange of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution attributable to gain from the sale or exchange by us of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
However, if the applicable class of our stock is regularly traded on an established securities market in the U.S., capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” or a “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that each class of our capital stock is regularly traded on an established securities market in the United States. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution attributable to gain from the sale or exchange by us of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to

non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
In addition, distributions to certain publicly traded non-U.S. stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to certain “qualified foreign pension funds” (or entities all of the interests of which are held by “qualified foreign pension funds”) are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.
Dispositions
Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. Because of our investment strategy, we do not believe we are, and do not expect to become, a USRPHC. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by foreign persons (as defined in the Code). We cannot assure you that this test will be met.
If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that each class of our capital stock is regularly traded on an established securities market.
A sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund” who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a trade or business

(and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) with respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.
Conversion of Preferred Stock
So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. stockholder. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred stock for cash or other property.
Redemption of Preferred Stock
For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. stockholder, see “— Taxation of U.S. Stockholders on a Redemption of Preferred Stock.”
FATCA
Under FATCA, a U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment in our capital stock.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our securities. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our securities.
Information Reporting Requirements and Backup Withholding
We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or meets certain other requirements. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of our capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
State, Local and Foreign Taxes
We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents;

•
through a combination of any of these methods; or

•
through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:
•
the terms of the offering;

•
the names of any underwriters, dealers or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any commissions paid to agents; and

•
any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including block trades, sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts sold, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchasers for the period of its appointment.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock, our Series G Preferred Stock, our 2029 Notes, our 2030 Notes, our 9.875% Notes, our 9.250% Notes and our 9.600% Notes, which are currently listed on Nasdaq. We currently intend to list any shares of common stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any documents filed by us on the SEC’s website at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement on the SEC’s website at www.sec.gov.
Our website address is www.AdamasREIT.com. We make available free of charge, on or through the “Investors — Financial Information — SEC Filings” section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. The information contained on, or otherwise accessible through, our website is not part of, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.
INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document, and subsequent information that we file with the SEC will automatically update and, where applicable, supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 20, 2026;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 1, 2026 and July 31, 2026, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2026, March 19, 2026, June 11, 2026, June 12, 2026, August 11, 2026 (solely with respect to the information disclosed pursuant to Item 8.01 thereof), August 12, 2026, August 14, 2026 and September 10, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026;

•
the description of our capital stock in our Registration Statement on Form 8-A filed on June 3, 2008;

•
the description of our Series D Preferred Stock in our Registration Statement on Form 8-A filed on October 10, 2017;

•
the description of our Series E Preferred Stock in our Registration Statement on Form 8-A filed on October 15, 2019;

•
the description of our Series F Preferred Stock in our Registration Statement on Form 8-A filed on July 6, 2021; and

•
the description of our Series G Preferred Stock in our Registration Statement on Form 8-A filed on November 23, 2021.

We will provide without charge to each person, including any beneficial owner, to whom this is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by writing to Adamas Trust, Inc., c/o Corporate Secretary, 90 Park Avenue, New York, New York 10016 or by calling our Corporate Secretary at (212) 792-0107.

Common Stock
Preferred Stock
Debt Securities
Warrants

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Adamas Trust, Inc. All amounts set forth below are estimates, except for the SEC registration fee.
Amount to be paid
SEC registration fee	*
Printing expense	**
Legal fees and expenses	**
Accountants’ fees and expenses	**
Miscellaneous expenses	**
Total	**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time.

**
These fees and expenses are based on the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Officers and Directors.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any present or former director or officer or any individual who, while a director or officer of us and at the request of us, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member, manager, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of us and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or a predecessor of us.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Item 16.   Exhibits.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Amendment and Restatement of the Company, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2023).
3.2	Articles of Amendment effecting the change of the name of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025).
3.3	Fourth Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025).
3.4	Articles Supplementary classifying and designating the Company’s Series D Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 10, 2017).
3.5	Articles Supplementary classifying and designating 2,650,000 additional shares of the Series D Preferred Stock (Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2019).
3.6	Articles Supplementary classifying and designating the Company’s Series E Preferred Stock (Incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 15, 2019).
3.7	Articles Supplementary classifying and designating 3,000,000 additional shares of the Series E Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2019).
3.8	Articles Supplementary classifying and designating the Company’s Series F Preferred Stock (Incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2021).
3.9	Articles Supplementary classifying and designating 2,000,000 additional shares of the Series F Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2021).
3.10	Articles Supplementary classifying and designating the Company’s Series G Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 23, 2021).
3.11	Articles Supplementary classifying and designating 2,000,000 additional shares of the Series G Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2022).
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-11 (Registration No. 333-111668) filed with the Securities and Exchange Commission on June 18, 2004).

Exhibit No.	Description
4.2	Form of Certificate representing the Series D Preferred Stock (Incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 10, 2017).
4.3	Form of Certificate representing the Series E Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 15, 2019).
4.4	Form of Certificate representing the Series F Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2021).
4.5	Form of Certificate representing the Series G Preferred Stock (Incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 23, 2021).
4.6	Indenture, dated January 23, 2017, between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2017).
4.7	Second Supplemental Indenture, dated June 28, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 28, 2024).
4.8	Form of 9.125% Senior Notes Due 2029 of the Company (attached as Exhibit A to the Second Supplemental Indenture, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 28, 2024).
4.9	Third Supplemental Indenture, dated January 14, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 2025).
4.10	Form of 9.125% Senior Notes Due 2030 of the Company (attached as Exhibit A to the Third Supplemental Indenture, incorporated herein by reference to Exhibit 4.12 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission January 14, 2025).
4.11	Fourth Supplemental Indenture, dated July 8, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 8, 2025).
4.12	Form of 9.875% Senior Notes Due 2030 of the Company (attached as Exhibit A to the Fourth Supplemental Indenture, incorporated herein by reference to Exhibit 4.15 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 8, 2025).
4.13	Fifth Supplemental Indenture, dated January 13, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 13, 2026).
4.14	Form of 9.250% Senior Notes Due 2031 of the Company (attached as Exhibit A to the Fifth Supplemental Indenture, incorporated herein by reference to Exhibit 4.17 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 13, 2026).

Exhibit No.	Description
4.15	Sixth Supplemental Indenture, dated August 14, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 14, 2026).
4.16
Form of 9.600% Senior Notes Due 2031 of the Company (attached as Exhibit A to the Sixth Supplemental Indenture, incorporated herein by reference to Exhibit 4.16 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 14, 2026).
Certain instruments defining the rights of holders of long-term debt securities of the Company and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Company hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

4.17*	Form of Articles Supplementary (for preferred stock).
4.18*	Form of Certificate representing shares of preferred stock.
4.19	Form of Indenture (for [Subordinated] Debt Securities) (open-ended) (Incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed with the SEC (Registration No. 333-186017), effective January 28, 2013).
4.20*	Form of Debt Security.
4.21*	Form of Warrant.
4.22*	Form of Warrant Agreement.
5.1**	Opinion of Vinson & Elkins L.L.P.
8.1**	Tax opinion of Vinson & Elkins L.L.P.
23.1**	Consent of Grant Thornton LLP.
23.2**	Consents of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
24.1**	Power of Attorney (included on signature page to this Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1.
107**	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**
Filed herewith.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 28, 2026.
ADAMAS TRUST, INC.
By:
/s/ JASON T. SERRANO

Name: Jason T. Serrano
Title:   Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Jason T. Serrano, Nicholas Mah and Kristine R. Nario-Eng, and each of them, any of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement on Form S-3 and any and all amendments thereto, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Jason T. Serrano Jason T. Serrano	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2026
/s/ Kristine R. Nario-Eng Kristine R. Nario-Eng	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2026
/s/ Steven R. Mumma Steven R. Mumma	Chairman of the Board	September 28, 2026
/s/ Eugenia R. Cheng Eugenia R. Cheng	Director	September 28, 2026
/s/ Michael B. Clement Michael B. Clement	Director	September 28, 2026

Name	Title	Date
/s/ Audrey E. Greenberg Audrey E. Greenberg	Director	September 28, 2026
/s/ Steven G. Norcutt Steven G. Norcutt	Director	September 28, 2026
/s/ Lisa A. Pendergast Lisa A. Pendergast	Director	September 28, 2026